EXHIBIT 99.4(r)

Endorsement To Page 3 (Form 0828-GA89)

                                                                 EXHIBIT 99.4(r)

FIRST CAPITAL LIFE
INSURANCE COMPANY


ENDORSEMENT TO PAGE 3

This endorsement becomes a part of the contract to which it is attached.

The variable accounts and corresponding fund series available under your contract are listed below. Premiums may be allocated to these variable accounts as provided for in the PREMIUM PAYMENTS section and accumulation values may be transferred into or out of these variable accounts as provided in the TRANSFERS section.

     VARIABLE ACCOUNTS              CORRESPONDING FUND SERIES
     Variable Account I                  Money Market
     Variable Account II                 Equity
     Variable Account III                Bond and Income
     Variable Account IV                 Government Securities
     Variable Account V                  Basic Value Series
     Variable Account VI                 High Yield Series
     Variable Account VII                Equity Income Series
     Variable Account VIII               Dreman Contrarian Series
     Variable Account IX                 Zweig Total Return Series

In the future, you will be notified of the variable accounts and the corresponding fund series under your contract by means of a current prospectus, not by a further Endorsement to page 3.

Signed for the Company at San Diego, California.

     /s/  ANDREW T. LOEB            /s/ FRED A. BUCK
     Secretary                      President


0828-GA89